As filed with the Securities and Exchange Commission on September 28, 2017
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________

Yuma Energy, Inc.
 (Exact name of Registrant as specified in its charter)

Delaware	1311	94-0787340
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1177 West Loop South, Suite 1825
Houston, Texas 77027
(713) 968-7000
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
__________

Sam L. Banks
Chief Executive Officer
1177 West Loop South, Suite 1825
Houston, Texas 77027
(713) 968-7000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

The Commission is requested to send copies of all communications to:

Reid A. Godbolt, Esq. Jones & Keller, P.C. 1999 Broadway, Suite 3150 Denver, Colorado 80202 Telephone: (303) 573-1600 Facsimile: (303) 573-8133	Jonathan R. Zimmerman, Esq. Faegre Baker Daniels LLP 2200 Wells Fargo Center 90 S. Seventh Street Minneapolis, MN 55402-3901 Telephone: (612) 766-7000
___________
Approximate date of commencement of proposed sale to the public:

As soon as practical after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒  (File No. 333-220449)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE
Title of each class of securitiesto be registered	Amount to be registered(1)	Proposed maximum aggregate offering price per share	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee
Common Stock, $0.001 par value per share	1,840,000	$1.00	$1,840,000	$214

(1)
Represents only the additional number of securities being registered, including an aggregate of 240,000 shares issuable upon exercise of a 30-day option granted to the underwriters to cover over-allotments, if any. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-220449).

(2)		Based on the public offering price.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V of Form S-1. This 462(b) Registration Statement relates to the public offering of common stock, $0.001 par value per share, of Yuma Energy, Inc. (the “Registrant”) registered under the Registration Statement on Form S-1 (File No. 333-220449) (the “Prior Registration Statement”), which was initially filed on September 13, 2017, and which, as amended, was declared effective by the Commission on September 28, 2017. This 462(b) Registration Statement is being filed for the sole purpose of registering additional securities of the same class as were included in the Prior Registration Statement. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits and the powers of attorneys thereto, are hereby incorporated by reference into this 462(b) Registration Statement. The required opinion of counsel and related consent, the petroleum engineer’s consent and accountants’ consents are attached hereto and filed as exhibits herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 28, 2017.

YUMA ENERGY, INC.

By:	/s/ Sam L. Banks
Sam L. Banks Director and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 28, 2017.

Signature	Title

/s/ Sam L. Banks	Director and Chief Executive Officer (Principal Executive Officer)
Sam L. Banks

/s/ James J. Jacobs	Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary (Principal Financial Officer and Principal Accounting Officer)
James J. Jacobs

/s/ James W. Christmas	Director
James W. Christmas

/s/ Frank A. Lodzinski	Director
Frank A. Lodzinski

/s/ Neeraj Mital	Director
Neeraj Mital

/s/ Richard K. Stoneburner	Director
Richard K. Stoneburner

/s/ J. Christopher Teets	Director
J. Christopher Teets

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Jones & Keller, P.C. as to the legality of the securities being registered.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Netherland, Sewell & Associates, Inc.

23.4	Consent of Jones & Keller, P.C. (contained in Exhibit 5.1).